Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholder of Mondee Holdings II, Inc. and Subsidiaries
Opinion on the consolidated financial statements
We have audited the accompanying consolidated balance sheets of Mondee Holdings II, Inc. and Subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, comprehensive loss, stockholder’s equity (deficit), and cash flows for each of the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KNAV P.A.
KNAV P.A.
We have served as the Company's auditor since 2021.
Atlanta, Georgia
March 19, 2022

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except stock and par value data)
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,932	$15,506
Restricted short-term investments	8,476	8,484
Accounts receivable, net of allowance of $4,998, and $5,005 as of June 30, 2022 and December 31, 2021, respectively	20,260	10,178
Contract assets, net of allowance of $1,000 as of June 30, 2022 and December 31, 2021	8,110	3,935
Prepaid expenses and other current assets	12,421	2,588
Total current assets	$60,199	$40,691
Property and equipment, net	10,029	8,874
Goodwill	66,420	66,420
Intangible assets, net	60,539	63,708
Loan receivable from related party	22,310	22,054
Operating lease right-of-use assets	2,275	—
Other non-current assets	1,994	1,588
TOTAL ASSETS	$223,766	$203,335
Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	29,740	19,529
Amounts payable to related parties	1,552	716
Paycheck Protection Program (PPP) and other government loans, current portion	50	338
Accrued expenses and other current liabilities	21,743	10,354
Deferred revenue	6,743	6,450
Long-term debt, current portion	15,454	11,063
Total current liabilities	$75,282	$48,450
Deferred income taxes	604	512
Note payable to related party	195	193
PPP and other government loans excluding current portion	199	1,915
Long-term debt excluding current portion	166,097	162,170
Deferred revenue excluding current portion	13,138	14,288
Operating lease liabilities excluding current portion	1,648	—
Other long-term liabilities	2,543	2,632
Total liabilities	$259,706	$230,160
Commitments and contingencies (Note 6)
Stockholder’s deficit:
Common stock – $0.01 par value; 1,000 stock authorized, 1 stock issued and outstanding	—	—
Additional paid-in capital	163,626	163,465
Accumulated other comprehensive loss	(445)	(273)
Accumulated deficit	(199,121)	(190,017)
Total stockholder’s deficit	$(35,940)	$(26,825)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$223,766	$203,335
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues, net	$42,650	$23,557	$80,303	$37,051
Operating expenses:
Marketing expenses	25,847	12,833	49,018	21,075
Sales and other expenses, including non-employee stock-based compensation of $0, $2, $6, and $2 respectively	3,554	3,130	6,378	4,337
Personnel expenses, including stock-based compensation of $81, $3,769, $155, and $3,769 respectively	5,752	8,527	11,324	12,662
General and administrative expenses	2,025	1,228	4,465	2,915
Information technology expenses	1,158	1,088	2,464	2,113
Provision for doubtful accounts receivable and contract assets	(121)	758	86	1,593
Depreciation and amortization	2,769	3,305	5,586	6,520
Total operating expenses	40,984	30,869	79,321	51,215
Income (loss) from operations	1,666	(7,312)	982	(14,164)
Other income (expense):
Interest income	134	128	261	252
Interest expense	(6,601)	(5,813)	(12,830)	(11,362)
Gain on extinguishment of PPP loan	2,009	—	2,009	—
Other expense, net	915	(26)	764	(35)
Total other expense, net	(3,543)	(5,711)	(9,796)	(11,145)
Loss before income taxes	$(1,877)	$(13,023)	$(8,814)	$(25,309)
Provision for income taxes	(236)	(55)	(290)	(120)
Net loss	$(2,113)	$(13,078)	$(9,104)	$(25,429)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Loss
(In thousands)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(2,113)	$(13,078)	$(9,104)	$(25,429)
Other comprehensive loss, net of tax:
Currency translation adjustment	57	(31)	(172)	(92)
Comprehensive loss	$(2,056)	$(13,109)	$(9,276)	$(25,521)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholder’s Deficit
For the Three and Six months ended June 30, 2022 and 2021
(In thousands, except stock and par value data)
(unaudited)
	Common Stock		Additional Paid-in-Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance at March 31, 2021	1	$—	$159,529	$(23)	$(163,463)	$(3,957)
Stock based compensation	—	—	3,771	—	—	3,771
Currency translation adjustment	—	—	—	(31)	—	(31)
Net loss	—	—	—	—	(13,078)	(13,078)
Balance at June 30, 2021	1	—	163,300	(54)	(176,541)	(13,295)
	Common Stock		Additional Paid-in-Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance at December 31, 2020	1	$—	$159,529	$38	$(151,112)	$8,455
Stock based compensation	—	—	3,771	—	—	3,771
Currency translation adjustment	—	—	—	(92)	—	(92)
Net loss	—	—	—	—	(25,429)	(25,429)
Balance at June 30, 2021	1	$—	$163,300	$(54)	$(176,541)	$(13,295)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholder’s Deficit
For the Three and Six months ended June 30, 2022 and 2021
(In thousands, except stock and par value data)
(unaudited)
	Common Stock		Additional Paid-in-Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance at March 31, 2022	—	$—	$163,545	$(502)	$(197,008)	$(33,965)
Stock based compensation	—	—	81	—	—	81
Currency translation adjustment	—	—	—	57	—	57
Net loss	—	—	—	—	(2,113)	(2,113)
Balance at June 30, 2022	—	$—	$163,626	$(445)	$(199,121)	$(35,940)
	Common Stock		Additional Paid-in-Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance at December 31, 2021	1	$—	$163,465	$(273)	$(190,017)	$(26,825)
Stock based compensation	—	—	161	—	—	161
Currency translation adjustment	—	—	—	(172)	—	(172)
Net loss	—	—	—	—	(9,104)	(9,104)
Balance at June 30, 2022	—	$—	$163,626	$(445)	$(199,121)	$(35,940)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(9,104)	$(25,429)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities
Depreciation and amortization	5,586	6,520
Deferred taxes	92	92
Provision for doubtful accounts receivable and contract assets	86	1,593
Stock-based compensation	161	3,771
Amortization of loan origination fees	1,638	873
Payment in kind interest expense	6,840	7,169
Gain on Forgiveness of PPP Loan	(2,009)	—
Change in the estimated fair value of earn-out consideration	(595)	194
Changes in operating assets and liabilities
Accounts receivable	(10,168)	(4,084)
Contract assets	(4,175)	2,051
Prepaid expenses and other current assets	(8,990)	6
Operating lease right-of-use assets	(76)	—
Other non-current assets	(662)	(357)
Amounts payable to related parties, current portion	836	798
Accounts payable	10,211	3,299
Accrued expenses and other current liabilities	11,224	2,984
Deferred revenue	(857)	(1,290)
Operating lease liabilities	121	—
Other long term liabilities	5	—
Net cash provided by (used in) operating activities	164	(1,810)
Cash flows from investing activities
Capital expenditure	(3,472)	(2,089)
Sale of restricted short term investments	—	280
Net cash used in investing activities	(3,472)	(1,809)
Cash flows from financing activities
Repayments of long-term debt	(259)	(196)
Repayment of short-term debt	—	(191)
Proceeds from PPP and other government loans	—	3,592
Payment of deferred offering costs	(835)	—
Net cash (used in) / provided by financing activities	(1,094)	3,205
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(172)	(92)
Net decrease in cash, cash equivalents and restricted cash	(4,574)	(506)
Cash, cash equivalents and restricted cash at beginning of period	15,506	31,525
Cash, cash equivalents and restricted cash at end of period	$10,932	$31,019
Supplemental cash flow information:
Cash paid for interest	$94	$102
Non-cash investing and financing activities
Deferred financing costs in accrued expenses and other current liabilities at period end	$8,125	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
1.   NATURE OF OPERATIONS
Mondee Holdings II, Inc., a wholly owned subsidiary of Mondee Holdings, LLC (“Holdings”, “Parent”), is a Delaware corporation formed on April 25, 2012. We refer to Mondee Holdings II, Inc. and its subsidiaries collectively as “Mondee,” the “Company,” “us,” “we” and “our” in these condensed consolidated financial statements. Mondee is a rapid-growth, travel technology company and marketplace with a portfolio of globally recognized brands in the leisure and corporate travel sectors. Mondee provides state-of-the art technologies, operating systems and services that modernize travel market transactions to better serve travelers seeking enhanced life-style choices directly or through travel affiliates. These technology-led platforms, combined with Mondee’s distribution network, access to global travel inventory and its extensive, negotiated travel content, create a modern travel marketplace. The Company believes this modern travel marketplace provides enhanced options to the increasingly discerning traveler, on efficient consumer-friendly distribution platforms that support its travel supplier partners in utilizing highly perishable travel inventory. In addition to the rapid development of a modern travel marketplace, Mondee is increasingly focused on expanding its marketplace to the gig economy segment of the travel market. The Company believes gig workers are seeking more flexible, diverse content travel services and that its platform is well suited to serve them. The Company also offers a new subscription incentive-based behavioral change platform that is designed to be user-friendly to make booking business trips rewarding for both the traveler and the corporation.
Basis of presentation
The condensed consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting.
The condensed consolidated financial statements as of June 30, 2022 and accompanying notes are unaudited. The condensed consolidated balance sheet as of December 31, 2021, included herein was derived from the audited consolidated financial statements as of that date. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. As such, the information included herein should be read in conjunction with the consolidated financial statements and accompanying notes as of and for the year ended December 31, 2021, which provide a more complete discussion of the Company’s accounting policies and certain other information. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of June 30, 2022 and the results of operations for the three and six months ended June 30, 2022 and 2021 and the results of cash flows for the six months ended June 30, 2022 and 2021. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.
The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
There have been no changes in accounting policies during the six months ended June 30, 2022 from those disclosed in the annual consolidated financial statements and related notes for the year ended December 31, 2021, except as described in “Recently Adopted Accounting Pronouncements” below.
Special Purpose Acquisition Company
On December 20, 2021, Mondee signed a Business Combination Agreement (“BCA”) with ITHAX Acquisition Corp (“ITHAX”), Ithax Merger Sub I, LLC (“First Merger Sub”), a Delaware limited liability

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
company and wholly owned subsidiary of ITHAX, Ithax Merger Sub II (“Second Merger Sub”), LLC a Delaware limited liability company and wholly owned subsidiary of ITHAX. On July 18, 2022, First Merger Sub merged with and into Mondee, with Mondee surviving such merger as a wholly owned subsidiary of Mondee Holdings, Inc. (the “First Merger”), and at the time the First Merger became effective, immediately following the First Merger, Mondee merged with and into Second Merger Sub, with Second Merger Sub surviving such merger as a wholly owned subsidiary of Mondee Holdings, Inc. (“the Second Merger”). The surviving company was renamed to Mondee Holdings, Inc. (“New Mondee”).
Upon consummation of the First Merger, Second Merger, and the PIPE Financing, the most significant change in the Company’s future reported financial position and results was an estimated increase in cash (as compared to Mondee’s condensed consolidated balance sheet at June 30, 2022) of $70,000.
Subject to the terms of the BCA, all of the issued and outstanding shares of Mondee Holdings LLC were converted into an aggregate of (i) 60,800,000 shares of Common Stock, par value $0.0001 per share of New Mondee (the“Surviving Company”) at a deemed value of $10.00 per share and (ii) the contingent right to receive during the earnout period certain additional shares of the Company’s common stock as specified in the BCA, in three equal tranches of 9,000,000 shares of the Company’s Common Stock, upon the satisfaction of certain price targets set forth in the BCA. The transaction provided all holders of the Company’s Common Stock with shares of Common Stock of the continuing public company.
The Company’s basis of presentation within these condensed consolidated financial statements do not reflect any adjustment as a result of the Business Combination closing. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, ITHAX was treated as the acquired company for financial statement reporting purposes.
Going concern
The Company has prepared its condensed consolidated financial statements assuming that the Company will continue as a going concern. The Company is required to make debt repayments aggregating to $15,454 and $9,128 up to June 30, 2023 and June 30, 2024, respectively. As of June 30, 2022, current liabilities are $75,282 and current assets are $60,199. Given that the Company has historically generated recurring net losses, it may be unable to make such specified debt repayments from operations when the balance is due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
As of June 30, 2022 the Company has $10,932 of un-restricted cash and $15,000 in unused line of credit. Upon completion of the Business Combination with ITHAX in July 2022 the Company’s consolidated cash balance increased due to the PIPE investments of $70,000, cash held by ITHAX of $157, and $8,351 net of redemptions. The increase was offset by a modified debt facility with TCW Asset Management Company LLC (“TCW”) which entailed a prepayment of some of its obligations totaling $41,200 in July 2022, refer to Note 13. The Company is also required to make various payments including SPAC transaction costs incurred and deferred underwriting commissions aggregating to $28,680 upon the close of the Business Combination. Further, for the six months ended June 30, 2022, the Company generated positive cash flows from operating activities and expects to continue for the next 12 months, despite the increases in costs of operating as a public company such as recurring audit fees and legal services.
As of the date on which these condensed consolidated financial statements were available to be issued, we believe that the cash on hand, cash generated from operating activities, available line of credit, and additional investments obtained through the Business Combination will satisfy the Company’s working capital and capital requirements for at least the next twelve months and accordingly, substantial doubt about the Company’s ability to continue as a going concern is alleviated.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
COVID-19
During 2020, the COVID-19 pandemic had severely restricted the level of economic activity around the world and is continuing to have an unprecedented effect on the global travel industry. The various government measures implemented to contain the COVID-19 pandemic, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forgo their time outside of their homes, initially led to unprecedented levels of cancellations and continues to have a negative impact on the number of new travel bookings. While many countries have begun the process of vaccinating their residents against COVID-19, the large scale and challenging logistics of distributing the vaccines, as well as uncertainty over the efficacy of the vaccines against new variants of the virus, may contribute to delays in economic recovery. The spread of new variants of COVID-19 has caused uncertainty as to when restrictions will be lifted, if additional restrictions may be initiated or reimposed, if there will be permanent changes to travel behavior patterns, and the timing of distribution and administration of COVID-19 vaccines and other medical interventions globally. Overall, the full duration and total impact of COVID-19 remains uncertain, and it is difficult to predict how the recovery will unfold for the travel industry and, in particular, our business, going forward.
Even though there have been some improvements in the economic and operating conditions for our business since the outset of the COVID-19 pandemic, we cannot predict the long-term effects of the pandemic on our business or the travel and restaurant industries as a whole. If the travel industries are fundamentally changed by the COVID-19 pandemic in ways that are detrimental to our operating model, the Company’s business may continue to be adversely affected even as the broader global economy recovers.
Given the severe downturn in the global travel industry and the financial difficulties faced by many of our travel service providers, customers and marketing affiliates, we have increased our provision for allowance for doubtful accounts on receivables from our travel service providers and marketing affiliates. Moreover, due to the high level of cancellations of existing reservations, we have incurred, and may continue to incur, higher than normal cash outlays on chargebacks for prepaid reservations, including certain situations where we have already transferred the prepayment to the travel service provider. Any material increases in our allowance for doubtful accounts and chargebacks would have a corresponding adverse effect on our results of operations and related cash flows.
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Other than policies noted below, there have been no significant changes to the significant accounting policies disclosed in Note 2 of the audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020.
Use of estimates
The preparation of the condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ materially from those estimates. Significant items subject to such estimates and assumptions include, but are not limited to, the useful lives of property and equipment, revenue recognition, the determination of the incremental borrowing rate used for operating lease liabilities, allowances for doubtful accounts and customer chargebacks, the valuation of financial instruments, acquisition purchase price allocations, the valuation of intangible and other long-lived assets, income taxes, impairment of goodwill and indefinite life intangibles, capitalization of software development costs, and other contingencies.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
The COVID-19 pandemic has created and may continue to create significant uncertainty in macroeconomic conditions, which may cause further business disruptions and adversely impact our results of operations. As a result, many of our estimates and assumptions required increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, our estimates may change materially in future periods.
Certain risks and concentrations
Our business is subject to certain risks and concentrations including dependence on relationships with travel suppliers, primarily airlines, dependence on third-party technology providers, exposure to risks associated with online commerce security and payment related fraud. We also rely on global distribution system partners and third-party service providers for certain fulfillment services.
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company does not consider there to be significant concentration of credit risk relating to accounts receivable. The Company’s cash and cash equivalents are on deposit with major financial institutions. Such deposits may be in excess of insured limits. The Company believes that the financial institutions that hold the Company’s cash are financially sound, and accordingly, minimum credit risk exists with respect to these balances. The Company has not experienced any losses due to institutional failure or bankruptcy. The Company performs credit evaluations of its customers and generally does not require collateral for sales on credit. The Company’s accounts receivable comprises of amounts due from affiliates, airline companies and global distribution system companies which are well established institutions that the Company believes to be of high quality. The Company reviews accounts receivable balances to determine if any receivables will potentially be uncollectible and includes any amounts that are determined to be uncollectible in the allowance for doubtful accounts.
Deferred offering costs
Deferred offering costs, which consist of direct incremental legal, consulting, and accounting fees and printer costs relating to an anticipated public offering, are capitalized and will be offset against proceeds upon the consummation of the offering. As of June 30, 2022 the Company had $8,960 of deferred offering costs related to the SPAC transaction in prepaid expenses and other currents assets on the condensed consolidated balance sheets. No amounts were capitalized as of December 31, 2021.
Recently adopted accounting pronouncements
On January 1, 2022, the Company adopted FASB ASU No. 2016-02, Leases (Topic 842), which requires recognition of right-of-use (“ROU”) assets and lease liabilities for most leases on the Company’s condensed consolidated balance sheet. The Company adopted Topic 842 using a modified retrospective transition approach as of the effective date as permitted by the amendments in ASU 2018-11. As a result, the Company was not required to adjust its comparative periods’ financial information for effects of the standard or make the new required lease disclosures for the periods before the date of adoption (i.e., January 1, 2022). The Company elected the package of practical expedients which allowed the Company not to reassess (1) whether existing or expired contracts, as of the adoption date, contain leases, (2) the lease classification for existing leases, and (3) whether existing initial direct costs meet the new definition. The Company also elected the practical expedient to not separate lease and non-lease components for its facility leases. The Company notes that adopting the new standard resulted in recording a lease liability and right-of-use asset associated with the Company’s facility lease agreement totaling $2,282 and $2,200, respectively as of January 1, 2022.
Recent accounting pronouncements not yet adopted
In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” or ASU No. 2016-13. The amendments in

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
ASU No. 2016-13 introduce an approach based on expected losses to estimated credit losses on certain types of financial instruments, modify the impairment model for available-for-sale debt securities and provide for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company January 1, 2023, with early application permitted. The Company is evaluating the impact of adopting this new accounting guidance on its consolidated financial statements.
3.   FAIR VALUE MEASUREMENT
The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period.
The following table sets forth the Company’s financial liabilities that were measured at fair value, on a recurring basis:
	June 30, 2022
	Level 1	Level 2	Level 3	Total
Liabilities
Earn-out consideration(1)	—	$—	$2	$2
	December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Earn-out consideration(1)	$—	$—	$597	$597

(1)
The earn-out consideration represents arrangements to pay the former owners of LBF Travel, Inc. (“LBF”) acquired by Mondee in 2019. The undiscounted maximum payment under the arrangement is $2,700 in aggregate at the end of fiscal year 2021 and six months ended June 30, 2022. As of June 30 2022, no payments were made as the Company did not meet the EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) threshold required. Earn-out consideration is included in accrued expenses and other current liabilities on the Company’s condensed consolidated balance sheets.

For Level 3 earn-out consideration, the Company assesses the fair value of expected earn-out consideration at each reporting period using the Monte Carlo Method, which is consistent with the initial measurement of the expected earn-out consideration. This fair value measurement is considered a Level 3 measurement because the Company estimates projections during the earn-out period utilizing various potential pay-out scenarios. The Monte Carlo simulation method repeats a process thousands of times in an attempt to predict all the possible future outcomes. At the end of the simulation, several random trials produce a distribution of outcomes that are then analyzed to determine the average present value of earn-out. The earn-out consideration is included in accrued expenses and other current liabilities on the Company’s condensed consolidated balance sheets. Change in the fair value of earn-out consideration is reflected in our condensed consolidated statements of operations. Changes to the unobservable inputs do not have a material impact on the Company’s condensed consolidated financial statements.
Roll-forward of Level 3 Recurring Fair Value Measurements
The following table summarizes the fair value adjustments for earn-out consideration measured using significant unobservable inputs (level 3):

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Balance, beginning of period	$762	$540	$597	$332
Change in the estimated fair value of earn-out consideration	(760)	(14)	(595)	194
Balance, end of the period	$2	$526	$2	$526
The fair value of Company’s short term financial assets and liabilities including cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximated their carrying values as of June 30, 2022 and December 31, 2021, due to their short-term nature. The Company’s restricted short-term investments are certificate of deposits held at banks and it is management’s intent to hold to maturity. As such, the Company records restricted short-term investments, long-term debt, and long-term debt due from related parties on an amortized cost basis.
There were no transfers between Level 1, Level 2 or Level 3 fair value hierarchy categories of financial instruments for the three and six-month period ended June 30, 2022 and for the year ended December 31, 2021.
Assets Measured at Fair Value on a Nonrecurring Basis
Our non-financial assets, such as goodwill, intangible assets and property and equipment, are not required to be measured at fair value on a recurring basis. However, if certain triggering events occur such that a non-financial instrument is required to be evaluated for impairment and an impairment is recorded to reduce the non-financial instrument’s carrying value to the fair value as a result of such triggering events, the non-financial assets are measured at fair value for the period such triggering events occur.
For the three and six months ended June 30, 2022 and June 30, 2021, the Company has not recorded any impairment charges on non-financial assets.
4.   REVENUE
Disaggregation of revenue
The Company believes that the disaggregation based on the reportable segments best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by industry, market, and other factors. As described below in Note 10, the Company has two reportable segments, Travel Marketplace and SAAS Platform.
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue from Travel Marketplace	$42,397	$23,467	$79,758	$36,617
Revenue from SAAS Platform	253	90	545	434
	$42,650	$23,557	$80,303	$37,051
Contract balances
The timing of revenue recognition, billing, and cash collection results in the recognition of accounts receivable, contract assets and contract liabilities on the condensed consolidated balance sheets.
Contract assets include unbilled amounts resulting from contracts in which revenue is estimated and accrued based upon measurable performance targets defined at contract inception.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
Contract liabilities, discussed below, are referenced as “deferred revenue” on the condensed consolidated balance sheets and disclosures. Cash received that are contingent upon the satisfaction of performance obligations are accounted for as deferred revenue. Deferred revenue primarily relates to advance received from GDS service provider for bookings of airline tickets in future.
The opening and closing balances of accounts receivable and deferred revenue are as follows:
	Accounts Receivable	Contract Asset	Deferred Revenue
Ending Balance as of December 31, 2021	10,178	3,935	(20,738)
Increase/(decrease), net	10,082	4,175	857
Ending Balance as of June 30, 2022	$20,260	$8,110	$(19,881)
As of December 31, 2021, the deferred revenue balance was $20,738, of which $3,303 was recognized as revenue during the six months ended June 30, 2022.
5.   INCOME TAXES
We have assessed our ability to realize our deferred tax assets and have recorded a valuation allowance against such assets to the extent that, based on the weight of all available evidence, it is more likely than not that all or a portion of the deferred tax assets will not be realized. In assessing the likelihood of future realization of our deferred tax assets, we placed significant weight on our history of generating tax losses, including in the first six months of 2022. As a result, we have a full valuation allowance against our net deferred tax assets. We expect to maintain a full valuation allowance for the foreseeable future.
We determine our provision for income taxes for interim periods using an estimate of our annual effective tax rate. We record any changes affecting the estimated annual effective tax rate in the interim period in which the change occurs, including discrete items. The tax expense arising on account of the tax amortization of an indefinite lived intangible asset and the state minimum taxes is calculated based on the discrete approach.
The effective income tax rate was (9.75)% and (2.98)% on the pre-tax loss for the three and six months ended June 30, 2022, respectively, and (0.39)% and (0.47)% for the three and six months ended June 30, 2021, respectively.
The effective tax rate differs from the U.S. statutory rate primarily due to the full valuation allowances on the Company’s net domestic deferred tax assets as it is more likely than not that all of the deferred tax assets will not be realized.
6.   COMMITMENTS AND CONTINGENCIES
Legal Matters
From time to time, the Company may be a party to litigation and subject to claims incidental to its business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of judgment, defense and settlement costs, diversion of management resources, and other factors. As of June 30, 2022 the Company currently has two outstanding legal claims that may have an adverse material impact.
Litigation Relating to LBF Acquisition.   In the federal court action, Thomas DeRosa, a shareholder of LBF Travel Management Corp. (f/k/a LBF Travel, Inc.), the entity that sold LBF Travel Holdings, LLC to Mondee, sued LBF Travel Management Corp. and its CEO to recover a portion of the proceeds of the sale of LBF Travel Holdings, LLC to Mondee. Mondee was later added as a party to this litigation via a third-party

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
complaint that alleges, among other things, that Mondee aided and abetted the directors and officers of LBF Travel Management Corp. in breaches of their fiduciary duties in connection with the acquisition. The case remains pending in Federal court. There is a separate state court action that has been stayed. While the Company believes that they will be successful based on their position, it is nevertheless reasonably possible that the Company could be required to pay any assessed amounts in order to contest or litigate the assessment and an estimate for a reasonably possible amount of any such payments cannot be made.
On October 13, 2021, Mondee received a summons from Global Collect Services B.V. (“Ingenico”) to appear in the District Court of Amsterdam with respect to a claim of $548 for past dues and outstanding invoices, fees, plus interest and costs of collection. The Company is in current discussions to settle this lawsuit.
Letters of Credit
The Company had $7,119 secured letters of credit outstanding as of June 30, 2022. These primarily relate to securing the payment for the potential purchase of airline tickets in the ordinary course of business and are collateralized by term deposits and money market funds The following table presents our material contractual obligations as of June 30, 2022.
	By Period
Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
7,119	7,069	50	—	—
7.   OPERATING LEASES
The Company leases various office premises and facilities under non-cancelable operating leases that expire at various dates through March 2030. Some of the Company’s leases contain one or more options to extend. The Company considers options to extend the lease in determining the lease term.
Prior to the adoption of ASC 842, rent expense on operating leases was recognized on a straight-line basis over the term of the lease. In addition, certain of the Company’s operating lease agreements for office space also include rent holidays and scheduled rent escalations during the initial lease term. The Company recorded the rent holidays as a deferred rent within other liabilities on the condensed consolidated balance sheets. The Company expects to record deferred rent liability and scheduled rent increase on a straight-line basis into rent expense over the lease term commencing on the date the Company took possession of the leased space.
Operating lease expense for the three and six months ended June 30, 2022 was $383 and $679, respectively and $371 and $803 for the three and six months ended June 30, 2021, respectively. The Company records operating lease expense in the condensed consolidated statement of operation within general and administrative expenses.
On adoption of topic ASC 842 “Leases”, supplemental balance sheet information as of June 30, 2022 related to operating leases is shown below:
	As of June 30, 2022
Reported as:	$
Assets:
Operating lease right-of-use assets		$2,275
Liabilities:
Accrued expenses and other current liabilities		$808
Operating lease liabilities, non-current		1,648
Total operating lease liabilities		$2,456

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
As of June 30, 2022, the weighted-average remaining lease term and weighted-average discount rate for operating leases is 4.94 years and 11.33% respectively.
Supplemental cash flow information as of June 30, 2022 related to operating leases are as follows:
For Six months ended June 30, 2022
Cash paid within operating cash flows	$140
Operating lease right-of-use assets recognized in exchange for new operating lease obligations	2,888
As of June 30, 2022, the future minimum lease payments under non-cancelable operating leases are as follows:
As of June 30, 2022
2022 (remaining six months)	$625
2023	718
2024	566
2025	252
2026	219
Thereafter	438
Total operating lease payments	2,818
Less: Imputed interest	(362)
Total operating lease liabilities	$2,456
8.   EMPLOYEE BENEFIT PLAN
The Company sponsors several 401(k) defined contribution plans covering its employees in the United States of America. A management committee determines matching contributions made by the Company annually. Matching contributions are made in cash and were $0 during the three and six months ended June 30, 2022 and $3 and $4 during the three and six months ended June 30, 2021, respectively.
The Company’s Gratuity Plan in India (the “India Plan”) provides for a lump sum payment to vested employees on retirement or upon termination of employment in an amount based on the respective employee’s salary and years of employment with the Company. Liabilities with regard to the India Plan are determined by actuarial valuation using the projected unit credit method. Current service costs for these plans are accrued in the year to which they relate. Actuarial gains or losses or prior service costs, if any, resulting from amendments to the plans are recognized and reported as personnel expenses in the condensed consolidated statement of operations.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
Components of net periodic benefit costs, were as follows:
Particulars	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Current service cost	2	15	23	36
Interest cost	2	7	8	12
Net actuarial gain recognized in the period	(12)	(68)	(15)	(71)
(Income)/Expenses recognized in the condensed consolidated statement of operations	(8)	(46)	16	(23)
The components of actuarial gain on retirement benefits are as follows:
Particulars	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Actuarial gain for the period obligation	12	68	15	71
Actuarial (gain)/loss for the period plan assets	—	—	—	—
Total actuarial gain on obligation	12	68	15	71
9.   RELATED PARTY TRANSACTIONS
A.
Related Parties with whom transactions have taken place during the year:

a.
Mondee Holdings LLC — Parent Company

b.
Prasad Gundumogula — Chief Executive Officer (“CEO”)

c.
Metaminds Software Solutions Ltd (“Metaminds Software”) — Affiliate entity

d.
Metaminds Technologies Pvt Ltd (“Metaminds Technologies”) — Affiliate entity

e.
Metaminds Global Solutions Inc. (“Metaminds Global”) — Affiliate entity

f.
Mondee Group LLC — Affiliate entity

g.
Mike Melham — VP of Product Implementation

B.
Summary of balances due to and from related parties and transactions are as follows:

Balances as at Year End	June 30, 2022	December 31, 2021
Amount payable to related party
Metaminds Software	—	—
Metaminds Technologies	196	196
Metaminds Global	317	317
Mondee Group LLC(a)	1,039	203
Loan receivable from Related Party
Mondee Group LLC(b)	22,310	22,054
Note Payable to Related Party
Note payable to CEO(c)	195	193

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
Transactions with Related Parties	2022	2021	2022	2021
Offshore IT, sales support and other services from
Metaminds Software(e)	—	48	—	83
Metaminds Technologies(e)	—	29	54	87
Metaminds Global(e)	—	56	78	95
Offshore software development services from
Metaminds Software(e)	—	190	—	330
Metaminds Technologies(e)	—	113	216	347
Metaminds Global(e)	—	224	312	378
Interest Income from Mondee Group Loan(b)	129	126	256	250
Service fee from Mondee Group LLC(a)	974	—	1,941
Rent expense – from Mike Melham(d)	16	16	33	33
Rent expense – from Metaminds Software(f)	58	—	58	—

(a)
Pursuant to a UATP Servicing Agreement dated May 11, 2021, the Company sold certain airline tickets using prepaid UATP credit cards arranged by Mondee Group, LLC, in exchange for a service fee equal to 10% of the revenue derived from the sale of such airline tickets. Mondee Group, LLC, led the fund raising and arranged the funds that were used to purchase prepaid UATP credit cards at a discount from their face value from a certain airline.

(b)
The Company has a secured promissory note receivable from Mondee Group LLC, bearing an interest rate of 2.33% compounded annually, with a 10-year term, and is secured by 14,708 Class A units in Parent. The note is due the earlier of March 25, 2026, or the occurrence of a change in control event. The note was amended and settled subsequently as explained in note 13.

(c)
The Company has a note payable to the CEO amounting to $195 and $193 as of June 30, 2022 and December 31, 2021, respectively, and is included in loan payable to related party on the condensed consolidated balance sheets. The loan is collateralized and carries an interest rate of 2% per annum. Principal and interest are due on demand.

(d)
The Company currently rents two office spaces from Mike Melham, the Company’s VP of Product Implementation. The lease commencement date for both the leases was January 01, 2020. Each lease has a term of five years. The monthly minimum base rents are immaterial.

(e)
Prior to acquisition of certain assets and liabilities of Metaminds Technologies, which is reflected within the subsequent event footnote, Mondee hired all employees of Metaminds Technologies and Metaminds Software in April 2022. There were no services rendered by Metaminds Technologies and Metaminds Software for offshore IT, offshore software development, or sales support for three months ended June 30, 2022.

(f)
The Company currently rents office space from Metaminds Software Solutions Ltd. The lease commencement date for this was April 1, 2022. The lease has a term of 11 months and the monthly minimum base rent is immaterial.

10.   SEGMENT INFORMATION
We have the following reportable segments: Travel Marketplace and SAAS Platform. These reportable segments offer different products and services and are managed separately because the nature of products and services, and methods used to distribute the services are different. Our primary operating metric is

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization). Assets, liabilities and expenses are reviewed on an entity-wide basis by the CODM, and hence are not allocated to these reportable segments. Segment revenue is reported and reviewed by the CODM on a monthly basis.
Such amounts are detailed in our segment reconciliation below.
	Three Months Ended June 30, 2022
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$42,397	253	42,650
Intersegment revenue	—	—	—
Revenue	$42,397	253	42,650
Adjusted EBITDA	$4,971	(455)	4,516
Depreciation and amortization	(2,633)	(136)	(2,769)
Stock-based compensation	(81)	—	(81)
Operating Income (loss)	$2,257	(591)	1,666
Other expense, net			(3,543)
Loss before income taxes			(1,877)
Provision for income taxes			(236)
Net loss			(2,113)
	Three Months Ended June 30, 2021
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$23,467	90	23,557
Intersegment revenue	—	—	—
Revenue	$23,467	90	23,557
Adjusted EBITDA	$393	(629)	(236)
Depreciation and amortization	(3,165)	(140)	(3,305)
Stock-based compensation	(3,771)	—	(3,771)
Operating loss	$(6,543)	(769)	(7,312)
Other expense, net			(5,711)
Loss before income taxes			(13,023)
Provision for income taxes			(55)
Net loss			(13,078)
	Six Months Ended June 30, 2022
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$79,758	545	80,303
Intersegment revenue	—	—	—
Revenue	$79,758	545	80,303
Adjusted EBITDA	$7,737	(1,008)	6,729
Depreciation and amortization	(5,312)	(274)	(5,586)
Stock-based compensation	(161)	—	(161)

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
	Six Months Ended June 30, 2022
	Travel Marketplace	SAAS Platform	Total
Operating Income (loss)	$2,264	(1,282)	982
Other expense, net			(9,796)
Loss before income taxes			(8,814)
Provision for income taxes			(290)
Net loss			(9,104)

	Six Months Ended June 30, 2021
	Travel Marketplace	SAAS Platform	Total
Third-party revenue	$36,617	434	37,051
Intersegment revenue		—	—
Revenue	$36,617	434	37,051
Adjusted EBITDA	$(2,850)	(1,023)	(3,873)
Depreciation and amortization	(6,233)	(287)	(6,520)
Stock-based compensation	(3,771)	—	(3,771)
Operating loss	$(12,854)	(1,310)	(14,164)
Other expense, net			(11,145)
Loss before income taxes			(25,309)
Provision for income taxes			(120)
Net loss			(25,429)
Geographic information
The following table represents revenue by geographic area, the United States, and all other countries, based on the geographic location of the Company’s subsidiaries.
	Three Months Ended June 30,
	2022	2021
United States	$40,372	$23,294
International	2,278	263
	$42,650	$23,557
	Six Months Ended June 30,
	2022	2021
United States	$76,164	$36,556
International	4,139	495
	$80,303	$37,051
As of June 30, 2022, and December 31, 2021, long-lived assets located outside of the United States were not material.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
11.   COMMON STOCK
Class A — Common stock
The total number of capital stock the Company has authority to issue is 1,000 shares of Class A Common Stock, par value $0.01, of which 1 common stock is issued and outstanding.
Voting
Each holder of common stock is entitled to one vote in respect of each share held by them in the records of the Company for all matters submitted to a vote.
Liquidation
In the event of liquidation of the Company, the holders of common stock shall be entitled to receive all the remaining assets of the Company, after distribution of all preferential amounts, if any. Such amounts will be in proportion to the number of equity shares held by the shareholders.
12.   STOCK-BASED COMPENSATION
The Parent may, subject to the approval of the Board of Managers, issue its Class A, B, C, D or F Holdings units to employees, officers, directors, consultants or other service providers of the Company in exchange for services rendered. Specific terms and conditions of such issuances are to be established by the Board of Managers of the Parent.
In February 2021, the Parent’s Board of Managers approved the amended and restated 2013 Class D Incentive Unit Plan. The plan authorizes 91,177,477 Class D Incentive Units for issuance to the Company’s employees. As of June 30, 2022, only Management Incentive Units for Class D units were unvested at the Holdings level.
There were no incentive awards granted during the six months ended June 30, 2022.
As of June 30, 2022, the total unrecognized stock-based compensation expense related to the incentive units outstanding was $943, which is expected to be recognized over a weighted-average service period of three years.
The per unit fair value of Class D incentive awards granted during the year ended December 31, 2021 ranged between $0.002 and $0.13 and was estimated as of grant date using the following assumptions:
2021 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	0.81% – 1.26%
Expected volatility	50.92% – 53.85%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5
The per unit fair value of the Class D incentive awards granted prior to fiscal year 2021 were estimated at the date of grant using “the Black-Scholes” option pricing model, using the following assumptions:
2018 Grants
Expected term (in years)	0 – 2.5
Risk-free interest rate	2.9%
Expected volatility	26.0%
Expected dividend rate	0%
Weighted average contractual life	0 – 2.5

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
The following table summarizes the Incentive Units activity for the periods from December 31, 2021 through June 30, 2022:
	Number of Class D Incentive Units Outstanding	Weighted average grant date fair value of units	Weighted average remaining contractual life (Years)	Weighted average exercise price
Unvested – December 31, 2021	10,278,486	0.13	2	0.03
Granted	—	—
Vested	(89,359)	0.002
Forfeited or canceled	(50,000)	—
Unvested – March 31, 2022	10,139,127	0.1	1.75	0.03
Granted	—	—
Vested	(2,490,532)	0.125
Forfeited or canceled	—	—
Unvested – June 30, 2022	7,648,595	0.128	2	0.03
Upon the consummation of the Business Combination on July 18, 2022, all Incentive Units became automatically vested.
13.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any additional subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.
Note Repayment Agreement
On July 18, 2022 the related party loan receivable was settled upon the consummation of the Business Combination by receipt of New Mondee Common Stock and through the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd. The total amount settled, including interest incurred, was $22,336. The purchase price paid for the acquisition of certain assets and liabilities of Metaminds Technologies Pvt. Ltd was $2,000, and the remaining $20,000 was received in the form of New Mondee Common Stock shares.
Metaminds Asset Purchase Agreement
On July 18, 2022, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Metaminds Technologies Pvt. Ltd., (“Seller”), Prasad Gundunmogula and Madhuri Pasam, and Mondee Group, LLC (“Mondee Group”) where the Company acquired the assets and liabilities of Metaminds Technologies for a purchase consideration of $2,000. Mondee Group is a separate entity that is owned by both Prasad and Madhuri (Prasad’s wife). Metaminds Technologies derives its revenue from providing IT Solutions and Services exclusively to Mondee.
Prasad and Madhuri collectively own all the issued and outstanding shares of the capital stock of Metaminds Technologies and Mondee Group. Prasad is also the CEO of Mondee, Inc., who is expected to own approximately 83% of outstanding common stock of New Mondee. As such, Metaminds and Mondee are entities under common control.

Mondee Holdings II, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(In thousands, except stock, units and par value data)
(unaudited)
Due to the short period of time since the purchase date, management is currently evaluating the acquisition date value for major classes of assets and liabilities acquired and resulting from the transaction, including the information required for contingencies.
TCW Amendment
On July 8, 2022, the Company executed a seventh amendment to the financing agreement with TCW, pursuant to which, among other things, (i) TCW consented to the Business Combination, the change of name of the Company from “ITHAX Acquisition Corp.” to “Mondee Holdings, Inc.,” and a further extension of the loan repayment schedule, and (ii) the Company agreed to execute joinders for Mondee Holdings, Inc. and Mondee Holdings II, Inc. to become borrowers under the TCW Agreement. The seventh amendment further provides that the quarterly repayment of interest extending up to September 30, 2022 and the quarterly principal repayment extending to the Closing Date, and extending the date for consummation of the Business Combination to July 31, 2022.
Additionally, the amendment extended the trigger date to issue 3,600,000 of Class G units related to the consummation of the transaction to July 31, 2022. In the event the company completes the consummation of the business by or before July 31, 2022 the company will be subject issue up to 3,000,000 in Class G units which is dependent on the aggregate amount of the loan after giving effect to the business combination.
On July 17, 2022, the Company amended the seventh amendment, pursuant to which, among other things, resulted in the reduction of the prepayment amount from $50,000 to $40,000 upon the consummation of the Business Combination.
On July 18, 2022, the Company approved the Business Combination (see “Special Purpose Acquisition Company” note above), prepaid $40,000 towards the principal amount and incurred a 3% prepayment fee totally $1,200 and issued 3,000,000 Class G units to TCW.
Class D Units Vesting
The incentive units granted in fiscal year 2021 has an accelerated vesting clause in which all unvested inventive units shall become vested upon the sale of the company. At the closing of the Business Combination on July 18, 2022, each unvested Class D unit was immediately accelerated and vested. The company had 7,648,596 of unvested stock units prior to the close of the transaction.